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                                                                   EXHIBIT 10.16

                                   12/31/2002
                               SECOND AMENDMENT TO
                          RETIREMENT PLAN FOR EMPLOYEES
                        OF WERNER HOLDING CO. (DE), INC.

The Retirement Plan for Employees of Werner Holding Co, (DE), Inc., as amended and restated effective as of December 31,2000 (the "Plan"), is hereby further amended, effective as of the dates set forth below:

         1. The first sentence of Section 7.06 of the Plan is amended to read as follows, effective as of January 1,2001:

                  "All reasonable expenses necessary to operate or administer the Plan shall be paid from the assets of the Plan."

         2. The following Special Appendix II shall be added at the end of the Plan to read as follows:

                              "SPECIAL APPENDIX II
                             AMENDMENTS FOR EGTRRA,
                       REVENUE RULINGS 2001-62 AND 2002-27

         This Appendix to the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), and is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Appendix also reflects the provisions of Revenue Ruling 2001-62 and 2002-27. Except as otherwise provided, the amendment shall be effective as of the first day of the Plan Year beginning after December 31,2001.

         SECTION I. LIMITATION ON BENEFITS.

         1. Effective Date. This Section shall be effective for limitation years ending after December 31,2001.

         2. Effect on Participants. Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to those participants who have one hour of service on or after the first day of the first limitation year ending after December 31,2001.

         3.       Definitions.

                  3.1 Defined Benefit Dollar Limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and is payable in the form of a straight life annuity. A limitation as adjusted under
                           Section 415(d) will apply in limitation years ending with or within the calendar year for which the adjustment applies.

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                  3.2      Maximum Permissible Benefit. The "maximum permissible
                           benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required), as provided in (a) and, if applicable, (b) or (c), below.

                           (a) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan, and
                                    (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

                           (b) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation beginning at age 62 (adjusted under (a) above, as required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in Section 4.07(c)(2)(i) of the Plan (and Section 4.07(c)(2)(i) of Special Appendix I, as applicable) and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in
                                    Section 4.07(c)(2(ii)) of the Plan (and
                                    Section 4.07(c)(2(ii) of Special Appendix I, as applicable). Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a morality decrement if benefits are not forfeited upon the death of the participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

                           (c) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the participant at such later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in
                                    Section 4.07(d)(2)(i) of the Plan (and
                                    Section 4.07(d)(2)(i) of Special Appendix I, as applicable) and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in
                                    Section 4.07(d)(2)(ii) of the Plan (and
                                    Section 4.07(d)(2)(ii) of Special Appendix
                                    I, as applicable). For these purposes,

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                                    mortality between age 65 and the age at
                                    which benefits commence shall be ignored.

         SECTION II. MODIFICATION OF TOP-HEAVY RULES.

         1. Effective Date. This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31,2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article XI of the Plan (and Article XI of Special Appendix I to the Plan, as applicable).

         2.       Determination of Top-Heavy Status.

                  2.1 Key Employee. Key Employee means any employee or former employee (including any deceased employee), who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1 percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  2.2      Determination of present values and amounts. This
                           Section 2.2 shall apply for purposes of determining the present value of accrued benefits and the amounts of account balances of employees as of the determination date.

                           2.2.1 Distributions during year ending on the determination date. The present value of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period".

                           2.2.2 Employees not performing Services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

         3. Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service

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                  with the employer, any service with the Employer shall be
                  disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee.

         SECTION III. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS.

         1. Effective Date. This Section shall apply to distributions made after December 31, 2001.

         2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 5.12 of the Plan (and Section 5.12 of Special Appendix I, as applicable), an eligible retirement plan shall also mean an annuity contract as described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

         SECTION IV. REVENUE RULING 2001-62.

         1. Effective Date. The section shall apply to distributions with an annuity starting date on or after December 31, 2002.

         2. Notwithstanding any other provision of this Plan to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C) or (D) of the Code as set forth in Section
                  4.07 of the Plan (and Section 4.07 of Special Appendix I, as applicable) and the applicable mortality table used for the purposes of satisfying the requirements of Section 417(e) of the Code as set forth in Section 9.04 of the Plan (and Sections 1.02 and 9.04 of Special Appendix I, as applicable) is the table described in Revenue Ruling 2001-62.

         SECTION V. REVENUE RULING 2002-27.

         1. Effective Date. This Section shall apply to Plan Years and Limitation Years beginning on and after January 1, 2002.

         2.       For purposes of the definition of compensation under Section
                  4.09 (and Section 4.09 of Special Appendix I, as applicable), amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrolment process for the health plan."

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